SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2003 (October 17, 2003)

SPECTRX, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22179 (Commission File Numbers)	58-2029543 (I.R.S. Employer Identification Nos.)

6025A Unity Drive Norcross, Georgia (Address of Principal Executive Offices)	30071 (Zip Code)

Registrants' Telephone Number, Including Area Code:     (770) 242-8723

(Former Name or Former Address, if Changed Since Last Report)

Item 4.          Changes in Registrant's Certifying Accountant.

On October 17, 2003, the Audit Committee of the Board of Directors of SpectRx, Inc. (the "Company") unanimously approved the engagement of the accounting firm of Eisner LLP as its new independent public accountants effective immediately. Also on October 17, 2003, the Company's Audit Committee unanimously agreed to dismiss Ernst & Young LLP.

The report of Ernst & Young LLP on the consolidated financial statements of the Company, for the year ended December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. Ernst & Young LLP's opinion included an explanatory paragraph pertaining to an uncertainty regarding the ability of the Company to continue as a going concern.

In connection with the audit of the Company's financial statements for the year ended December 31, 2002 and in the subsequent interim period from January 1, 2003 through and including October 17, 2003, there was one disagreement between the Company and its auditors, Ernst & Young LLP, on a matter of accounting principle or practices, consolidated financial statement disclosure, or auditing scope and procedures, which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in its report. During the review of the Company's unaudited financial statements for the quarter ended March 31, 2003, the Company and Ernst & Young LLP disagreed on the amount of gain to be recognized from the sale of the BiliChek line of business. The audit committee of the board of directors also discussed the subject matter of this disagreement with Ernst & Young LLP. The issue was resolved to the satisfaction of Ernst & Young LLP. The Company has authorized Ernst & Young LLP to respond fully to inquiries of the successor accountant concerning the subject matter of this disagreement.

There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K during the period of Ernst & Young LLP's retention as the Company's independent public accountants (June 12, 2002 to October 17, 2003).

The Company has not consulted with Eisner LLP during the last two fiscal years ended December 31, 2002 and 2001 or during the subsequent interim periods from January 1, 2003 through and including October 17, 2003, on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(2)(i)and(ii) of Regulation S-K.

The Company requested Ernst & Young LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether Ernst & Young LLP agrees with the statements made above by the Company. Such letter is attached hereto as an exhibit.

Item 7.         Financial Statements and Exhibits.

                    (c)      Exhibits.

     The following exhibit is filed with this report:

Exhibit No.	Exhibit Description

99.1	Letter from Ernst & Young LLP regarding change in certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPECTRX, INC.

/S/ THOMAS H. MULLER, JR.
	By:	Thomas H. Muller, Jr.
Executive Vice President and Chief Financial Officer

Date: October 24, 2003

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Letter from Ernst & Young LLP regarding change in certifying accountant.